SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                                Stein Mart, Inc.
                (Name of Registrant as Specified in its Charter)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                                Stein Mart, Inc.
                                 ---------------

                           NOTICE AND PROXY STATEMENT
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 1997

   TO THE HOLDERS OF COMMON STOCK:

        PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Monday, May 12, 1997, at 2:00 P.M., local time, at The Jacksonville Hilton Towers, 1201 Riverplace Boulevard, Jacksonville, Florida.

        The meeting will be held for the following purposes:

        1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

        2. To approve an increase in the number of shares authorized for issuance under the Stein Mart Employee Stock Plan by 1,500,000 shares.

        3. To approve the adoption of the Stein Mart, Inc. Employee Stock Purchase Plan.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The stockholders of record at the close of business on March 31, 1997, will be entitled to vote at the annual meeting.

        It is hoped you will be able to attend the meeting, but in any event we will appreciate it if you will date, sign and return the enclosed proxy, as promptly as possible. If you are able to be present at the meeting you may revoke your proxy and vote in person.

                                 By Order of the Board of Directors,



                                 James G. Delfs
                                 Secretary

   Dated:  April 4, 1997

                                Stein Mart, Inc.

                            1200 Riverplace Boulevard
                          Jacksonville, Florida  32207

                                 ---------------

                      PROXY  STATEMENT FOR ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD MAY 12, 1997.

        This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about April 4, 1997 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Monday, May 12, 1997 at 2:00 P.M., local time, at The Jacksonville Hilton Towers, 1201 Riverplace Boulevard, Jacksonville, Florida.

        The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company,
   (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

        The record of stockholders entitled to vote was taken at the close of business on March 31, 1997. At such date, the Company had outstanding and entitled to vote 22,967,016 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

        The following table shows the name, address and beneficial ownership as of February 20, 1997 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

                                  Amount and Nature of         Percent
       Beneficial Owner           Beneficial Ownership         of Class
       ----------------           --------------------         --------

   Jay Stein                        9,086,459(1)                 39.8%
   1200 Riverplace Boulevard
   Jacksonville, Florida  32207

   FMR Corp.                        2,574,400(2)                 11.3%
   82 Devonshire Street
   Boston, Massachusetts 02109
   ----------------

   (1) Includes 8,329,109 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 757,350 shares held by the Jay and Cynthia Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

   (2) According to a Schedule 13G filed February 14, 1997, Fidelity Management & Research Company ("Fidelity") a wholly owned subsidiary of FMR Corp. and an investment advisor registered under
        Section 203 of the Investment Advisors Act of 1940 along with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 are considered "beneficial owners" in the aggregate of 2,574,400 shares, or 11.3% of shares outstanding of the Company's common stock, which shares were acquired for investment purposes by certain advisory clients.

        As of February 20, 1997, all directors and executive officers of the Company as a group owned beneficially 9,610,739 shares of the Company's common stock, or 41.2% of the total shares outstanding. In computing the number of shares owned beneficially by directors and executive officers of the Company as a group, shares subject to options that are not exercisable within 60 days have been excluded.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.
                              ELECTION OF DIRECTORS

        At the meeting, a Board of eight (8) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election, is a member of the Board and, with the exceptions of Pete Carpenter and Michael D. Rose who were appointed to the Board in late 1996 and early 1997, was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. After four successful years of serving on the Stein Mart board, Robert D. Davis retired at the end of 1996. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

        The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                                                                    Shares of
                                                    Year         Company Common
                        Positions with the          First          Stock Owned
                        Company; Principal          Became      Beneficially as
                        Occupations During         Director     of February 20,
      Name              Past Five Years;            of the           1997
       Age              Other Directorships        Company(1)   (% of Class)(2)

    Jay Stein*#         Chairman of the Board of      1968        9,086,459(3)
    (51)                the Company since 1989;                     (39.8%)
                        President of the Company
                        from 1979 to 1990;  director
                        of American  Heritage  Life
                        Insurance  Company and Barnett
                        Bank of Jacksonville,  N.A.,
                        both based in Jacksonville,
                        Florida and Promus Hotel
                        Corporation  based in Memphis,
                        Tennessee

    John H.             President (since 1990) and    1984          401,500(4)
    Williams, Jr.*      director of the Company;                     (1.7%)
    (59)                Executive Vice President
                        from 1980 to 1990; director
                        of SunTrust Bank, North
                        Florida, N.A. in
                        Jacksonville, Florida

    Mason Allen*        Senior Executive Vice         1991         71,900(4)(5)
    (53)                President and Chief                          (0.3%)
                        Merchandising  Officer
                        (since 1990) and director
                        of the Company;  Executive
                        Vice President and General
                        Merchandise Manager from
                        1986 to 1990

    Pete Carpenter#     Director of the Company;      1996               -
    (55)                President and Chief
                        Executive Officer of CSX
                        Transportation, Inc. since
                        1992; director of Barnett
                        Banks, Inc., Barnett Bank
                        of Jacksonville, N.A.,
                        American Heritage Life
                        Insurance Company, Regency
                        Realty Corporation and
                        Florida Rock Industries,
                        Inc.

    Albert Ernest,      Director of the Company;      1991           17,960(4)
    Jr. +#              President of Albert Ernest                   (0.1%)
    (66)                Enterprises; President and
                        Chief Operating  Officer of
                        Barnett Banks,  Inc., a bank
                        holding company in Jacksonville,
                        Florida,  from 1988 to 1991;
                        director  of Florida  Rock
                        Industries, Inc., a publicly-
                        held  construction  materials
                        company, Florida Rock Industries,
                        Inc.'s affiliate, FRP Properties, Inc.,
                        a transportation and real estate
                        company, Emerald Funds, Wickes
                        Lumber Company and Regency Realty
                        Corporation

    Mitchell W.         Director of the Company;      1991          9,960(4)(6)
    Legler#             sole shareholder of
    (54)                Mitchell W. Legler, P.A.,
                        general counsel to the
                        Company since 1991; partner
                        of Foley & Lardner from
                        1991 to 1995; partner of
                        Commander Legler Werber
                        Dawes Sadler & Howell from
                        1976 until its merger with
                        Foley & Lardner in 1991;
                        director of IMC Mortgage
                        Company

    Michael D. Rose+    Director of the Company;      1997               -
    (54)                Chairman of Promus Hotel
                        Corporation; Chairman of
                        Harrah's Entertainment,
                        Inc. from 1995 to January
                        1997; Chairman of The
                        Promus Companies,
                        Incorporated from 1990 to
                        1995; Chief Executive
                        Officer of The Promus
                        Companies, Incorporated
                        from 1990 to 1994; director
                        of Ashland, Inc., Darden
                        Restaurants, Inc., First
                        Tennessee National
                        Corporation, General Mills,
                        Inc. and Promus Hotel
                        Corporation

    James H. Winston+#  Director of the Company;      1991         22,960(4)(7)
    (63)                Chairman of LPMC, a real                     (0.1%)
                        estate investment firm
                        based in Jacksonville,
                        Florida, since 1979;
                        President of Omega
                        Insurance Company, Citadel
                        Life & Health Insurance
                        Company and Wellington
                        Investments since 1983;
                        director of Barnett Bank of
                        Jacksonville, N.A., FRP
                        Properties, Inc. and
                        Winston Hotels
   ------------------------

   * Member of the Executive Committee, any meeting of which also must include any one of the outside directors.

   +    Member of the Audit Committee.

   #    Member of the Compensation Committee.

   (1)  Directors are elected for one-year terms.

   (2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers. Excludes shares subject to options that are not exercisable within 60 days.

   (3) Includes 8,329,109 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 757,350 shares held by the Jay and Cynthia Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

   (4) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

                  John H. Williams, Jr               398,500
                  Mason Allen                         71,000
                  Albert Ernest, Jr.                   3,960
                  Mitchell W. Legler                   3,960
                  James H. Winston                     3,960

        The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by each named individual and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

   (5) Excludes 150 shares held by Mr. Allen's wife in an Individual Retirement Account.

   (6) These shares are owned by Mr. Legler and his wife as tenants by the entirety.

   (7) Includes 6,450 shares owned through corporations of which Mr. Winston is the sole stockholder.

   Executive Officers

   The executive officers of the Company are:

        Jay Stein                Chairman and Chief Executive Officer
        John H. Williams, Jr.    President and Chief Operating Officer
        Mason Allen              Senior Executive Vice President and Chief
                                 Merchandising Officer
        Michael D. Fisher        Executive Vice President, Stores
        James G. Delfs           Senior Vice President, Finance and Chief
                                 Financial Officer

   For additional information regarding Messrs. Stein, Williams and Allen see the Directors' table on the preceding pages.

   Mr. Fisher joined the Company in August, 1993 as Executive Vice President, Stores. From 1988 to 1993, Mr. Fisher was Senior Vice President of Stores for Millers Outpost, Inc., a California based chain of apparel stores.

   Mr. Delfs joined the Company in May, 1995 as Senior Vice President, Finance and Chief Financial Officer. From 1993 to 1994 he was Vice President, Chief Financial Officer for Helzberg's Diamond Shops, Inc., a chain of jewelry stores and from 1988 to 1992 he was Vice President, Chief Financial Officer for Abercrombie & Fitch, Inc., a division of The Limited, Inc.

   Board of Directors and Standing Committees

        Regular meetings of the Board of Directors are held four times a year, normally in the first month of each quarter. During 1996, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 1996.

        The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting. The Board of Directors presently does not have a nominating committee.

        Executive Committee. The Executive Committee is comprised of Messrs. Stein (Chairman), Williams and Allen, plus any one outside director. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during 1996.

        Audit Committee. The Audit Committee is comprised of Messrs. Winston (Chairman), Ernest and Rose, none of whom is an officer of the Company. Regular meetings of the Audit Committee are held twice a year, with one meeting scheduled in conjunction with the annual stockholders' meeting. During 1996, the Audit Committee held two meetings. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors, and reviewing the annual audit with the auditors.

        Compensation Committee. The Compensation Committee is comprised of Messrs. Stein (Chairman), Carpenter, Ernest, Legler and Winston. The Compensation Committee generally holds four regular meetings per year. During 1996, the Compensation Committee held four meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors, adoption of any compensation plans in which officers and directors of the Company are eligible to participate. A subcommittee of the Compensation Committee, comprised of Messrs. Carpenter, Ernest and Winston ("Option Committee") makes grants of stock options under the Company's Employee Stock Plan.

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

   Compensation Philosophy

        The Compensation Committee believes that the Company should continue and further emphasize its philosophy of rewarding performance within the Company, and of encouraging a long-term view by all the Company's officers and other managerial personnel.

        The Company's 1996 fiscal year was a year of considerable achievement with the Company having increased its net income from $17.8 million for fiscal year 1995 to $26.0 million for fiscal year 1996, constituting a 46% increase in net income.

        Over the last year, the Company had moved more of its officers to bonus formulas which were quantitatively driven applying factors which the Company believed would positively impact the profitability of the Company. That approach produced excellent results for 1996 and bonuses to officers were awarded in accordance with those formulas.

   Employee Stock Ownership

        The Compensation Committee determined that the Company's philosophy of focusing on long-term value through the grant of stock options and involving employees in direct ownership of the Company's shares contributed materially to the Company's success. At the same time, the Compensation Committee noted that substantially all options available under the Company's current option plan had been awarded to associates and officers of the Company and, a substantial portion of those were fully vested. In order to continue to achieve an alignment of the interest of key employees with the Company's stockholders, and continue to provide a meaningful incentive for key employees to remain with the Company, the Compensation Committee determined that the Company should increase the number of options available for associates and officers of the Company. In addition, the Compensation Committee reviewed proposals by management to establish an employee stock purchase plan enabling employees to acquire ownership of shares of the Company's common stock at a 15% discount from market. The Compensation Committee determined that there was a material advantage in adding an employee stock purchase plan to the Company's option plan and that such plans would enhance the interest of associates and officers in the Company and motivate the behavior designed to increase value for the Company's shareholders.

        Accordingly, the Compensation Committee recommended to the Company's Board of Directors that the Board seek shareholder approval (i) to increase the number of shares which could be made subject to options under the Company's stock option plan from 3,000,000 to 4,500,000 (subject to a per person limit of 500,000 options per year) and (ii) to adopt an employee stock purchase plan making 400,000 shares available to employees under the plan over the next four years.

   Senior Executives

        The Company achieved outstanding results for 1996. Nevertheless, in view of the Company's bottom-up compensation philosophy, the Compensation Committee determined that compensation increases for the Company's Chief Executive Officer and Chief Operating Officer should be modest with rewards for the excellent achievement of 1996 being reflected in increased bonuses over bonuses paid in prior years. More specifically, the Compensation Committee determined:

        1. Jay Stein, Chairman and Chief Executive Officer, was awarded an increase of $30,000, bringing his total compensation to $405,000 per year. The Compensation Committee also approved a bonus for Mr. Stein of $150,000 (compared to $90,000 for the prior year) in view of the Company's excellent performance. The Compensation Committee believed the total compensation to be conservative for a Chief Executive Officer of a corporation with gross sales in excess of $600,000,000 per annum and was even more conservative when compared to other entities in the Company's peer group of retailers.

        2. John H. Williams, Jr., the Company's President and Chief Operating Officer, was awarded an increase of $30,000, bringing his total compensation to $395,000 per year. The

   Compensation Committee also approved a bonus for Mr. Williams of $150,000 (compared to $90,000 for the prior year) in view of the Company's excellent performance. As is true for the Company CEO, the Compensation Committee believed the total compensation to be conservative for a Chief Operating Officer of a corporation with gross sales in excess of $600,000,000 per annum and was even more conservative when compared to other entities in the Company's peer group of retailers.

        3. Mason Allen, The Company's Chief Merchandising Officer, received an increase in base salary of $25,000, bringing his total compensation to $340,000 per year. Last year, the Compensation Committee had changed the bonus philosophy for the position of Chief Merchandising Officer from that of discretionary bonus to a bonus primarily driven by quantitative factors tied to sales, maintained margin and inventory management. As a result of that formula and the Company's excellent performance over the year, Mason Allen was awarded a bonus of $120,000.

        4. Michael Fisher, the Company's Executive Vice President of Stores, received an increase in base salary of $15,000, bringing his total compensation to $195,000 per year. As is true in the case of the Company's Chief Merchandising Officer and substantially all positions below that of Chief Operating Officer, the Executive Vice President of Stores' bonus compensation was driven by a quantitative formula tied to sales, expenses and inventory management. As a result of the application of that formula and the Company's success for the year, the Company's Executive Vice President of Stores was awarded a bonus of $85,000.

        5. James G. Delfs, the Company's Chief Financial Officer, received an increase in base salary of $10,000, bringing his total compensation to $145,000 per year. As a result of the Company's success for the year, the Company's Chief Financial Officer was awarded a discretionary bonus of $35,000.

   Long-Term Incentive Compensation

        The Company has an Employee Stock Plan, the purpose of which is to provide long-term incentives to the Company's key employees. The Compensation Committee believes that these options are a principal vehicle for motivating management to work toward long-term growth in stockholder value. Consistent with the Company's philosophy of providing incentives to key employees at all levels, options are awarded to a relatively broad base of employees, down through store managers. Options have been awarded based on positions within the Company, ability to contribute to the Company's profitability and prior tenure with the Company. For additional information as to the options held by executive officers, see the Option Table under "Executive Compensation" attached to this report.

        The employee stock options reflect the Company's philosophy that officers' and employees' incentive compensation should reflect the same long-term interests as the Company's shareholders. To encourage continued service with the Company, the options become exercisable ratably on the third, fourth and fifth anniversary dates of grant. Additional increases in the value of the Company's common stock, which benefit all shareholders, will best serve as the primary incentive to its executive officers.

        The Compensation Committee noted that virtually all options available under the Company's current option plan had been granted and that in order to continue to achieve the increase in shareholder value resulting from the advantages of aligning the interest of associates and officers with the interest of shareholders, it was appropriate to increase the number of shares subject to the Company's stock option plan to afford shares not only for new employees of the Company but also to "reload" options for persons who had exercised options in the past.
                                       7

   Additional options would also have new vesting schedules again creating a material aid in the Company's retention of its key officers and associates. Accordingly, the Compensation Committee determined that it was appropriate to recommend to the Company's Board of Directors the addition of 1,500,000 shares to the Company's existing stock option plan.

        The Compensation Committee believed that additional benefits could be obtained consistent with the Company's overall philosophy by facilitating the actual purchase of shares of the Company's common stock by associates and officers of the Company. Accordingly, the Compensation Committee agreed to recommend to the Board of Directors the adoption of an employee stock purchase plan to enable employees to acquire shares of the Company's common stock through a payroll withholding plan.

   CEO Compensation

        The Compensation Committee's policies with respect to the Chief Executive Officer, Jay Stein, were the same as for the Company's other executive officers except that the application of the Company's bottom-up compensation philosophy resulted in the compensation of the Chief Executive Officer being conservative when compared to the Chief Executive Officers of other Companies with similar sales in the retail industry. However, in view of Jay Stein's continuing substantial ownership of shares of the Company's common stock, the Compensation Committee believed that Mr. Stein's primary motivation remained that of stock ownership which is most aligned with the interest of other shareholders of the Company and that conservative compensation continued to be appropriate under the circumstances.

        Mr. Stein is a member of the Compensation Committee. See "Certain Transactions; Compensation Committee Interlock and Insider Participation." Mr. Stein abstained from voting on his own compensation at the meeting of the Compensation Committee at which the annual cash bonuses described above were awarded.

   Certain Tax Matters

        Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each, for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. The Company believes that compensation in the form of options to be granted under the Company's Employee Stock Plan qualifies as performance based compensation and, consequently, is exempt from this limitation. Because other forms of compensation to the Company's officers are nowhere near $1 million, the Compensation Committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for the Company for federal income tax purposes by reason of
   Section 162(m).

                                 STEIN MART, INC.
                                 COMPENSATION COMMITTEE

                                 Jay Stein, Chairman
                                 Pete Carpenter
                                 Albert Ernest, Jr.
                                 Mitchell W. Legler
                                 James H. Winston

                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended December 28, 1996. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.



                                         SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                             Annual Compensation                 Compensation
                                             -------------------                 ------------

           Name and                                                  Other         Number
           Principal                                                 Annual          of          All Other
           Position            Year    Salary(1)       Bonus      Compensation     Options    Compensation(2)
           --------            ----    ---------       -----      ------------     -------    ---------------

    Jay Stein                  1996    $372,917      $150,000          (3)            -          $2,375
    Chairman & Chief           1995    $343,750        90,000          (3)            -           4,306
    Executive Officer          1994    $295,000        90,000          (3)            -           4,386

    John H. Williams, Jr.      1996    $361,667      $150,000          (3)            -          $2,375
    President & Chief          1995     320,833        90,000          (3)            -           4,306
    Operating Officer          1994     275,000        90,000          (3)            -           4,403

    Mason Allen                1996    $313,750      $120,000          (3)            -          $2,186
    Senior Executive           1995     296,250        90,000          (3)            -           3,872
    Vice President &           1994     255,000        90,000          (3)            -           4,499
    Chief Merchandising
    Officer

    Michael D. Fisher          1996    $185,625      $ 85,000          (3)            -          $1,600
    Executive Vice             1995     168,750        50,000          (3)           10,000       3,226
    President, Stores          1994     154,000        50,000       $19,008(4)       20,000        -

    James G. Delfs             1996    $138,893       $35,000       $26,720(6)        -          $  683
    Senior Vice President,     1995      96,635(5)     15,000        25,085(6)       25,000        -
    Finance & Chief
    Financial Officer
   -----------------

   (1) Includes amounts deferred under the 401(k) features of the Company's profit sharing plan.

   (2) The Company has not yet made a contribution to its profit sharing plan for 1996, and, accordingly, it is not possible as of the date of this Proxy Statement to determine the amount of Company contributions that will be allocated to the accounts of the named executives for 1996. The amounts shown for 1996 represent matching contributions made by the Company in 1996 for voluntary contributions made by the named executives. The amounts shown for 1995, include a base contribution of $1,500 and a discretionary contribution of $496 to the Profit Sharing plan for Messrs. Stein, Williams, Allen and Fisher as well as matching contributions made by the Company to the 401(k) portion of the plan for voluntary contributions made of $2,310 for Messrs. Stein and Williams, $1,876 for Mr. Allen and $1,230 for Mr.
        Fisher. The amounts shown for 1994, include a base contribution of $1,500 and a discretionary contribution of $822 to the Profit Sharing plan for Messrs. Stein, Williams and Allen as well as matching contributions made by the Company to the 401(k) portion of the plan for voluntary contributions made of $2,064 for Mr. Stein, $2,081 for Mr. Williams and $2,177 for Mr. Allen.

   (3) Excludes certain personal benefits, the total value of which was less than ten percent of the total annual salary and bonus for each of the named executives.

   (4)  The  amount  shown  for 1994  includes  $7,613  medical  claims,  $4,772 personal use of company automobile,  $5,174 moving expense reimbursement and $1,449 miscellaneous.
                                       9

   (5)  Includes a $20,000 reporting bonus; annualized salary is $135,000.

   (6)  The  amount  shown  for 1996  includes  $4,512  medical  claims,  $4,751
        personal   use   of   company   automobile,   $16,073   moving   expense
        reimbursement,  and  $1,384  miscellaneous.  The  amount  shown for 1995 includes  $2,725  personal  use of company  automobile,  $21,514  moving expense reimbursement and $846 miscellaneous.



        Options.   None  of  the  executive   officers  named  in  the  "Summary
   Compensation Table" received any stock options or stock appreciation rights during the year ended December 28, 1996.

        The following table sets forth information concerning stock options exercised by the named executives during the year ended December 28, 1996 and the number and value of unexercised options as of December 28, 1996 held by the named executives in the Summary Compensation Table above.

                   Option Exercises and Year-End Values Table
                              Value of Unexercised
                                                Number of Unexercised               In-the-Money
                      Shares                        Options at                       Options at
                     acquired                    December 28, 1996                December 28, 1996
                        on        Value                (#)                             ($)(2)
                        --        -----                ---                             ------
                     exercise   realized
   Name                  #       ($)(1)      Exercisable   Unexercisable    Exercisable   Unexercisable
   ----                  -       ------      -----------   -------------    -----------   -------------

   Jay Stein,
   Chairman &
   Chief Executive                 Not                                         Not            Not
   Officer                 0    Applicable       None           None         Applicable     Applicable

   John H.
   Williams, Jr.,
   President &
   Chief Operat-
   ing Officer       500,000   $8,050,051      398,500         76,500        $5,277,085     $833,582

   Mason Allen,
   Senior
   Executive Vice
   President &
   Chief
   Merchandising
   Officer           178,000   $2,453,466            0         51,000           $0          $555,722

   Michael D.
   Fisher,
   Executive Vice
   President,                     Not
   Stores                  0   Applicable        9,900         50,100           $0          $192,500

   James G. Delfs,
   Senior Vice
   President,
   Finance &
   Chief Financial                Not
   Officer                 0   Applicable            0         25,000           $0          $202,188

  -----------------

   (1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

   (2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at December 27, 1996, multiplied by the number of shares underlying the options. The closing price on December 27, 1996 of the Company's Common Stock as reported on the Nasdaq National Market was $19.5625.

        Compensation of Directors. The outside directors receive director's fees of $10,000 per year, plus $1,500 for each meeting of the Board or any committee thereof which they attend, and are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.
                                       10

   Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant. A total of 42,000 shares is reserved for issuance under this plan.

   Certain Transactions; Compensation Committee Interlocks and Insider Participation

        The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

        Set forth below are various transactions involving the Company and members of the Compensation Committee of the Board of Directors or their related parties. The Board of Directors does not believe that the relationships and transactions described below regarding members of the Compensation Committee adversely affect the performance by the committee of its duties.

        Mr. Stein. Mr. Stein serves as chairman of the Compensation Committee of the Board of Directors and also serves as the Chairman of the Board and Chief Executive Officer. Mr. Stein does not participate in decisions of the Compensation Committee regarding his own compensation as an executive officer of the Company.

        Mr. Stein owns an apartment in New York City which is used periodically by him and other executives of the Company for business purposes. The Company reimburses Mr. Stein for the monthly maintenance fees associated with maintaining the apartment. The aggregate reimbursement for these fees during 1996 was $52,000. Management is not able to determine whether these arrangements are on terms at least as favorable to the Company as could be obtained from unaffiliated third parties, but believes that the Company's use of the apartment benefits the Company by substantially reducing its executives' incurrence of hotel charges.

        Mr. Stein, Chairman of Stein Mart, Inc., serves on the Board of Directors and is a member of the Compensation Committee of Promus Hotel Corporation, a Company whose chairman, Michael D. Rose, serves on the Board of Directors of Stein Mart, Inc.

        Mr. Legler. Mr. Legler is the sole shareholder of the law firm of Mitchell W. Legler, P.A., which serves as general counsel to the Company. Legal fees received by that firm from the Company were $42,000 for 1996.

                        COMPARATIVE STOCK PERFORMANCE

        The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Stock Market Retail Trades Stock Index, for the period beginning April 22, 1992, the date that trading first began in the common stock on the Nasdaq National Market following the Company's initial public offering, and ending December 28, 1996, assuming the reinvestment of any dividends and assuming the investment of $100 in each.

                   Comparison of Cumulative Total Return Among
               Stein Mart, Inc., NASDAQ Stock Market (U.S.) Index
                and NASDAQ Stock Market Retail Trade Stocks Index


                                                NASDAQ       NASDAQ
                 Date       Stein Mart, Inc.    (U.S.)       Retail
                 ----       ----------------    ------       ------

              04/22/92(1)        100.0           100.0        100.0
              06/26/92            87.7            94.6         86.5
              09/25/92           133.0           100.4         90.6
              12/31/92           213.2           118.0        101.8
              03/26/93           205.7           118.6         94.5
              06/25/93           228.3           121.0         93.7
              09/27/93           271.7           131.9        103.4
              12/31/93           217.9           135.5        107.4
              03/25/94           220.8           136.8        104.4
              06/27/94           192.5           123.1         92.3
              09/27/94           158.5           132.4        100.7
              12/30/94           144.3           132.4         97.8
              03/27/95           116.0           145.4         95.3
              06/27/95           155.0           162.6        105.3
              09/27/95           124.5           182.0        112.6
              12/29/95           124.5           187.3        107.8
              03/27/96           167.0           194.5        119.5
              06/27/96           203.8           208.6        126.5
              09/27/96           251.2           220.3        137.7
              12/27/96           221.5           230.7        128.8
   -----------------

   (1)  First date traded


            PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR
                       ISSUANCE UNDER EMPLOYEE STOCK PLAN

        Proposed Amendment. In March, 1997, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Stein Mart
   Employee Stock Plan (the "Employee Plan"), increasing the number of shares authorized for issuance under the Employee Plan by 1,500,000 shares to a total of 4,500,000 shares (subject to a per person limit of 500,000 options per year). The Board of Directors believes that the Employee Plan has substantial benefit for the Company and its stockholders as the plan (i) has a beneficial effect in aligning the interest of the Company's employees with those of the Company's stockholders, and (ii) has a vesting schedule which provides an incentive for the Company's key employees to remain with Stein Mart to realize the benefit of their options.

        Substantially all options available under the existing Employee Plan have been issued. Moreover, many of those options were issued approximately five years ago and are now approaching full vesting. Accordingly, to continue to align the interest of associates and officers with the interest of shareholders and create a material aid in the Company's retention of officers and associates, the Compensation Committee determined it is appropriate to increase the number of shares subject to the Employee Plan. Moreover, the Company's rapid expansion has created a need for additional shares to be available for issuance under the Employee Plan to new employees and to those who have been promoted.

        Thus, the Company's Board of Directors approved the proposed increase in shares authorized for issuance under the Employee Plan to achieve the dual benefits for the Company and its stockholders described above. The proposed amendment will be adopted if a majority of the shares voted with respect to the amendment are voted in favor thereof. For this purpose, abstentions and broker "non-votes" will not be counted.

       Option Awards. The Company's Option Committee is made up of Pete Carpenter, Albert Ernest and James H. Winston. In awarding options for shares from the increase in number of shares eligible for issuance under the Employee Plan if the proposed increase is approved by the stockholders, the Option Committee considered the purposes of the Employee Plan, and particularly the goal of providing an incentive and reward to key employees in a position to contribute materially to improving company profits, and the goal of attracting and retaining employees of outstanding ability. Based on those considerations, and after reviewing recommendations of management, the Option Committee voted to award options to those employees shown in the table set forth below. All of those options were granted at $27.625 per share, the closing price of the Company's shares on March 14, 1997 (the day of grant). Moreover, all of the options were granted with five year vesting schedules providing for no vesting in the first two years and then vesting at 33%, 33% and 34% in years three, four and five, respectively. All of those grants are subject to stockholder approval of the proposed increase in shares eligible for issuance under the Employee Plan described above.

                               NEW BENEFITS
                      Stein Mart Employee Stock Plan

     Name                                       Number of
   Position                                  Options Awarded
   --------                                  ---------------

   John H. Williams, Jr.                         300,000
   President & Chief Operating Officer

   Mason Allen                                   150,000
   Senior Executive Vice President
   & Chief Merchandising Officer

   Michael D. Fisher                             100,000
   Executive Vice President, Stores

   James G. Delfs                                 50,000
   Senior Vice President, Finance
   & Chief Financial Officer

   All Current Executive Officers                600,000

   All Other Employees                           587,500


   Summary of Employee Plan

        Purpose; Eligibility. The purpose of the Employee Plan is to (1) provide an incentive and reward to key employees in a position to contribute materially to improving Company profits, (2) aid in attracting and retaining employees of outstanding ability, and (3) encourage ownership of the Company's common stock by employees.

   Key employees of the Company are eligible for awards under the Employee Plan other than Jay Stein and any other employees who own more than 10% of the total combined voting power of the Company's stock. As of March 1, 1997 there were 226 key employees of the Company, including four executive officers, considered eligible to receive awards under the Employee Plan.

        Administration. The Employee Plan is administered by a committee of at least three directors who are not eligible to receive awards under the Employee Plan and who otherwise qualify as "disinterested" persons under Rule 16b-3 under the Securities Exchange Act of 1934. The Option Committee serves as the administrative committee of the Employee Plan. Subject to the provisions of the Employee Plan, the Option Committee determines who qualifies as key
                                       13
   employees for purposes of awards, the type and timing of awards, vesting schedules and other terms and conditions of awards. All awards are non-transferable.

        Stock Options. Options awarded under the Employee Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, which permits the deferral of taxable income related to the exercise of such options, or non-qualified options not entitled to such deferral. The Option Committee determines the exercise price of options, which cannot be less than 100% of the fair market value of the common stock on the date of grant for incentive stock options, or 50% in the case of non-qualified options, and also determines the term of options, which cannot exceed ten years. Options expire three months after termination of employment with the Company (twelve months in the case of death or disability).

        As of February 28, 1997, there were outstanding non-qualified options to acquire 1,439,680 shares of common stock and incentive options to acquire 182,700 shares of common stock. See the "Options" Table under "Executive Compensation" above for information on options held by the Company's executive officers. The following table sets forth information concerning options held by the groups listed therein as of February 28, 1997:

        Group (1)              Non-qualified Options    Incentive Options
        ---------              ---------------------    -----------------

   All current executive
   officers                           570,800                  40,200

   All other employees                868,880                 142,500

   -------------------

   (1) Directors who are not employed by the Company are not eligible to participate in the Employee Plan. No recipients of awards are associates of either directors or executive officers of the Company. No person other than John H. Williams, Jr. holds 5% or more of the total options outstanding under the Employee Plan.


        The number of options awarded to each participant was based on the recipient's potential ability to contribute to the Company's success, including position within the Company, and, in a number of instances, previous length of service with the Company.

        All outstanding options have exercise prices equal to the fair market value of the common stock on the date of grant, ranging from $5.00 per share to $23.50 per share.
                                       14

       The following table sets forth information relating to presently outstanding options:

                            Outstanding Options
                            -------------------

                         No. of            Exercise
    Type                 Shares             Price
    ----                 ------             -----
   Non-qualified         575,641           $ 5.00
   Non-qualified         240,550             8.666
   Non-qualified          16,500            10.25
   Non-qualified          51,000            11.00
   Non-qualified          94,000            11.4375
   Non-qualified          31,000            11.50
   Non-qualified          26,000            13.125
   Non-qualified          30,000            13.50
   Non-qualified          30,000            14.00
   Non-qualified          15,301            15.25
   Non-qualified          43,000            15.50
   Non-qualified          29,000            15.75
   Non-qualified          33,175            16.50
   Non-qualified          10,000            17.75
   Non-qualified          24,263            18.166
   Non-qualified          46,500            19.25
   Non-qualified          68,250            20.00
   Non-qualified          19,500            20.25
   Non-qualified          31,500            22.375
   Non-qualified          24,500            23.50
   Incentive             182,700             8.666

   Approximately one-third of all outstanding options awarded under the Employee Plan become exercisable on each of the third, fourth, and fifth anniversary dates of grant. Outstanding options expire if not exercised prior to the tenth anniversary date of grant. The option exercise price may be paid in whole or in part in shares of common stock, valued at their closing sale price on the date of exercise.

        As of February 28, 1997, the closing sale price of the common stock on the Nasdaq National Market was $23.75 per share.

        Other Types of Awards. The Employee Plan also permits the award of stock appreciation rights ("SARs") and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the common stock on the date of exercise and the SAR price, in cash or in shares of common stock, or a combination of both, as determined in the discretion of the Option Committee. The SAR price must be at least 50% of the fair market value of the common stock on the date of grant (100% in the case of SARs issued in tandem with incentive options). Restricted stock awards entitle the recipient to receive shares of common stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the Option Committee, with the shares required to be forfeited if the recipient ceases to be an employee of the Company before the restrictions lapse. No SARs or restricted stock awards have been granted under the Employee Plan and none are presently contemplated, although the Option Committee has the right to make such grants, subject to the availability of shares under the Plan.
                                       15

   Federal Income Tax Consequences of Options

        An optionee does not recognize income for federal income tax purposes upon the grant of a non-qualified option but must recognize ordinary income upon exercise, to the extent of the excess of the fair market value of the underlying shares of common stock on the date of exercise over the exercise price. The amount of compensation includable in gross income by an optionee is generally deductible by the Company during the Company's taxable year in which the income is includable by the optionee provided among other things that the applicable information reporting requirements are satisfied. Upon the sale of shares acquired pursuant to the exercise of non-qualified options, the optionee recognizes capital gain or loss to the extent the amount realized exceeds the fair market value of the shares on the date of exercise. If an optionee pays the exercise price of a non-qualified option solely with cash, the tax basis of the shares received will equal the sum of the cash plus the amount of compensation income includable by the optionee as a result of the exercise.

        The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition. If an optionee pays the exercise price of an incentive option solely with cash, the optionee's tax basis in the stock received is equal to the amount of cash paid.

        If the optionee pays the exercise price with shares of Common Stock, the optionee should not recognize capital gain or loss on the shares delivered in payment of the exercise price, and the optionee's basis in the number of shares purchased upon exercise equal to the number of shares exchanged will be equal to the optionee's original basis in the shares exchanged. The optionee's basis in any shares purchased upon exercise in excess of the amount will be the fair market value of the Common Stock on the date of exercise.

        The Board of Directors recommends a vote "for" the proposal to increase the number of shares for issuance under the Employee Plan by 1,500,000 shares. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                PROPOSAL TO ADOPT EMPLOYEE STOCK PURCHASE PLAN

        Proposal. In February, 1997, the Company's Board of Directors adopted, subject to stockholder approval, the Stein Mart, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is intended to encourage an alignment of the interest of the Company's employees with those of the Company's stockholders by encouraging ownership of the Company's shares by its employees. The Company believes the Stock Purchase Plan will provide a convenient method, through payroll deduction, for employees to acquire shares in the Company and provide an excellent complement to the Company's Stock Option Plan for employees.

       The adoption of the Stock Purchase Plan is subject to approval by the Company's stockholders. The Stock Purchase Plan will be adopted if a majority of the shares voted with respect to the Plan are voted in favor thereof. For this purpose, abstentions and broker "non-votes" will not be counted.

        Summary of Plan. All employees who complete 90 days employment with the Company and who work on a full-time basis or are regularly scheduled to work more than 20 hours per week are eligible to participate in the Stock Purchase Plan. No employee is eligible to participate in the Stock Purchase Plan if the employee possesses 5% or more of the voting power of the Company's shares. In addition, no employee may accrue rights to purchase shares under the Stock Purchase Plan which exceed $25,000 in market value of stock (determined at the time of the option grant) for any calendar year.

        The Company will make annual offerings under the Stock Purchase Plan (the "Offerings"). The Offerings will be for a period of six or twelve months each. Shares eligible under the Plan are limited to 400,000 shares in the aggregate and the Plan will be effective for the years of 1997 through 2000, with no more than 100,000 shares being made available in each calendar year.

        Participants in the Stock Purchase Plan are permitted to use their payroll deductions to acquire shares at 85% of the fair market value of the Company's stock determined at either the beginning or end of each option period. An employee who is a participant in the Stock Purchase Plan may withdraw from participation at any time prior to the last day of each Offering.

        The Board of Directors recommends a vote "for" the proposal to adopt the Stein Mart, Inc. Employee Stock Purchase Plan. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Company has selected the firm of Price Waterhouse LLP to serve as the independent certified public accountants for the Company for the current fiscal year ending January 3, 1998. That firm has served as the auditors for the Company since 1983. Representatives of Price Waterhouse are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                  OTHER MATTERS

        The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

        Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1998 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 5, 1997. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.
                                       17

                                ANNUAL REPORT

        A copy of the Company's Annual Report for the year ended December 28, 1996 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

   Dated:  April 4, 1997.

        STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                  STEIN MART, INC. EMPLOYEE STOCK PURCHASE PLAN



ARTICLE I - PURPOSE

         1.01 Purpose.

         The Stein Mart, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Stein Mart, Inc., and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II - DEFINITIONS

         2.01     Base Pay.

         "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

         2.02     Committee.

         "Committee" shall mean the individuals described in Article XI.

         2.03     Employee.

         "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work 20 or more hours per week.

         2.04     Subsidiary Corporation.

         "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Committee.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

         3.01     Initial Eligibility.

         Any employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded. The Committee may provide that, each person who, during the course of an offering, first becomes an eligible employee of the Company will, on a date or dates specified in the offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that offering which right shall thereafter be deemed to be a part of that offering. Such right shall have the same characteristics as any rights originally granted under that offering, as described herein, except that:

                  (i) the date on which such right is granted shall be the offering date of such right for all purposes, including determination of the exercise price of such right; and

                  (ii) the period of the offering with respect to such right shall begin on its offering date and end coincident with the end of such offering.

         Officers of the Company shall be eligible to participate in offerings under the Plan, provided, however, that the Committee may provide in an offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

         3.02     Leave of Absence.

         For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first ninety (90) days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

        3.03     Restrictions on Participation.

         Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

                  (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424 (d) of the Code shall apply in determining stock ownership of any employee, and stock which the employee may purchase under all outstanding options shall be treated as stock owned by such employee); or

                  (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calender year in which such option is outstanding.

         3.04     Commencement of Participation.

         An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Vice President of Human Resources of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

ARTICLE IV - OFFERINGS

         4.01     Annual Offerings.

         The Plan will be implemented by four annual offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of January in each of the years 1998, 1999 and 2000, and on July 1 for the year 1997, each offering terminating on December 31 of the same year, provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on January 1 (or March 1 as to 1997) and July 1 of such year and terminating on June 30 of such year and December 31 of the same year, respectively. The maximum number of shares issued in the respective years shall be:

     o  From March 1, 1997 to December 31, 1997: 100,000 shares.

     o From January 1, 1998 to December 31, 1998: 100,000 shares plus unissued shares from the prior Offerings, whether offered or not.

     o From January 1, 1999 to December 31, 1999: 100,000 shares plus unissued shares from the prior Offerings, whether offered or not.

     o From January 1, 2000 to December 31, 2000: 100,000 shares plus unissued shares from prior Offerings, whether offered or not.

         If a six-month Offering is made, the maximum number of shares to be issued shall be 1/2 of the number of shares set forth for the annual period in which the six-month Offering falls, plus, if the Offering is a July 1 to December 31 Offering, unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date" means the January 1 (or March 1 as to 1997) or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31 as the case may be, on which the particular Offering terminates.


ARTICLE V - PAYROLL DEDUCTIONS

         5.01     Amount of Deduction.

         At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in effect at the Offering Commencement Date of such Offering; provided, however, that the minimum payroll deduction shall be $5 per week or $260 per year and the maximum payroll deduction shall be $20,000 per year. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

        5.02     Participant's Account.

         All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in
Section 5.04.

         5.03     Changes in Payroll Deductions.

         A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

         5.04     Leave of Absence.

         If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

ARTICLE VI - GRANTING OF OPTION

         6.01     Number of Option Shares.

         On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by
(ii) the employee's base pay during the period of the offering (iii) divided by 85% of the market value of the stock of the Company on the applicable Offering Commencement Date. The market value of the Company's stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An employee's base pay during the period of an offering shall be determined by multiplying, in the case of a one-year offering, his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month offering, by 26 or 1040, as the case may be, provided that, in the case of a part time hourly employee, the employee's base pay during the period of an offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

         6.02     Option Price.

         The option price of stock purchased with payroll deductions made during such Offering for a participant therein shall be the lower of:

                  (a) 85% of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

                  (b) 85% of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

ARTICLE VII - EXERCISE OF OPTION

         7.01     Automatic Exercise.

         Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01), and any excess in his account at that time will be returned to him.

         7.02     Withdrawal of Account.

         By written notice to the Vice President for Human Resources of the Company, at any time prior to the Offering Termination Date applicable to any

Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time upon thirty (30) days prior written notice.

         7.03     Fractional Shares.

         Fractional Shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

         7.04     Transferability of Option.

         During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

         7.05     Delivery of Stock.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, certificates for the stock purchased upon exercise of his option.

ARTICLE VIII - WITHDRAWAL

         8.01     In General.

         As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Vice President for Human Resources of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.

         8.02     Effect on Subsequent Participation.

         A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

         8.03     Termination of Employment.

         Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.01.

         8.04     Termination of Employment Due to Death.

         Upon termination of the participant's employment because of this death, his beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Vice President for Human Resources of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant; either:

                  (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan with interest as provided in
         Section 9.01 hereof, or

                  (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

         In the event that no such written notice of election shall be duly received by the Vice President for Human Resources of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph
(b), to exercise the participant's option.

         8.05     Leave of Absence.

         A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence.

Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or
(b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX - INTEREST

         9.01     Payment of Interest.

         No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee; provided, however, that interest shall be paid on any and all money which is distributed to an employee or his beneficiary pursuant to the provisions of Sections 7.02, 8.01, 8.03, 8.04(a) and 10.01. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook saving account rates per annum in effect at the Barnett Bank of Jacksonville, Florida, during the applicable offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook saving account rates per annum in effect during such period at another major commercial bank in Jacksonville, Florida selected by the Committee. Where the amount returned represents an excess amount in an employee's account after such account has been applied to the purchase of stock, the employee's withholding account shall be deemed to have been applied first toward purchase of stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

ARTICLE X - STOCK

         10.01 Maximum Shares.

         The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04 shall be 100,000 shares in each annual Offering (50,000 shares in each six-month Offering) plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 400,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

         10.02 Participant's Interest in Option Stock.

         The participant will have no interest in stock covered by his option until such option has been exercised.

         10.03 Registration of Stock.

         Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Vice President of Human Resources of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

         10.04 Restrictions on Exercise.

         The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or NASDAQ and that either:

                  (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

                  (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI - ADMINISTRATION

         11.01 Appointment of Committee.

         The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors. No members of the Committee shall be eligible to purchase stock under the Plan.

         11.02 Authority of Committee.


         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

         11.03 Rules Governing the Administration of the Committee.

         The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         11.04 Third Party Administration.

         The  Committee  may employ the services of a third party  administrator
("TPA")  to  maintain   records  and   accounts   and  to  perform   ministerial
administrative services for the Plan.

ARTICLE XII - MISCELLANEOUS

         12.01 Designation of Beneficiary.

         A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Vice President for Human Resources of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

         12.02 Transferability.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

         12.03 Use of Funds.


           All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

         12.04 Adjustment Upon Changes in Capitalization.

         (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for dividends except those payable in the Company's common stock.
                                       30

        (b) In the event of: (1) a dissolution or liquidation of Stein Mart, Inc.; (2) a merger or consolidation in which Stein Mart, Inc., is not the surviving corporation; (3) a reverse merger in which Stein Mart, Inc., is the surviving corporation but the shares of Stein Mart, Inc.'s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of Stein Mart, Inc., representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Committee in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering will be terminated.

         12.05 Amendment and Termination.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 ) or permit the members of the Committee to purchase stock under the Plan. No termination, modification or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

         12.06 Effective Date.

         The Plan shall become effective as of March 1, 1997, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1997. If the Plan is not so approved, the Plan shall not become effective.

         12.07 No Employment Rights.


         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

         12.08 Effect of Plan.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

         12.09 Governing Law.

         The law of the State of Florida will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
           THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 1997

            The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida Corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida Corporation, to be held on May 12,
1997 at 2:00 P.M., local time, at The Jacksonville Hilton Towers, 1201 Riverplace Boulevard, Jacksonville, Florida, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)

                              FOLD AND DETACH HERE


This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.       Please mark [x]
If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends       your votes as
a vote FOR items 1, 2 and 3.                                                                                        indicated in
                                                                                                                    this example

1. Election of Directors as recommended in the Proxy Statement: Jay Stein, John H. Williams, Jr., Mason Allen, Pete Carpenter,
                                                                Albert Ernest, Jr., Mitchell W. Legler, Michael D. Rose and
                                                                James H. Winston

FOR all                 WITHHOLD
nominees                AUTHORITY
listed (except         to vote for
as marked to           all nominees         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that
the contrary)            listed                           nominee's name in the space provided below.
  [   ]                   [   ]



2. To increase the number of shares   3. To approve the adoption of the Stein   4. Should any other matters requiring a vote of the
   authorized for issuance under         Mart, Inc. Employee Stock Purchase        shareholders arise, the above named proxies are
   the Stein Mart Employee Stock         Plan.                                     authorized to vote the same in accordance with
   Plan by 1,500,000 shares.                                                       their best judgment in the interest of the
                                                                                   Company. The Board of Directors is not aware of
   FOR       AGAINST      ABSTAIN        FOR      AGAINST    ABSTAIN               any matter which is to be presented for action
   [ ]        [ ]           [ ]          [ ]       [ ]         [ ]                 at the meeting other than the matters set forth
                                                                                   herein.

                                                                                   Please insert the date and sign your name
                                                                                   exactly as it appears hereon. If shares are held
                                                                                   jointly each joint owner should sign. Executors,
                                                                                   administrators, trustees, guardians, etc.,
                                                                                   should so indicate when signing.  Corporations
                                                                                   should sign full corporate name by an authorized
                                                                                   officer.  Partnership should sign partnership
                                                                                   name by an authorized Partner.

                                                                                   Unless the date has been inserted below, this
                                                                                   Proxy shall be deemed to be dated for all
                                                                                   purposes as of the date appearing on the
                                                                                   postmark on the envelope in which it is
                                                                                   enclosed.  In such a case the Proxies named
                                                                                   above are authorized to insert the date in
                                                                                   accordance with these instructions.


                                                                                   Dated: _____________________________ , 1997
                                                                                   ____________________________________
                                                                                   ____________________________________
                                                                                          Signature(s) of Shareholder(s)


"PLEASE MARK INSIDE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


                              FOLD AND DETACH HERE

                                       34